Exhibit 99.1

Rosetta Resources Inc. First Quarter 2013 Earnings Review May 7, 2013

Earnings Call Agenda Overview Jim Craddock Financial Update John Hagale Operational Update John Clayton Closing Remarks Jim Craddock *

Overview – Jim Craddock Set all-time records in daily production for oil, NGLs, and total equivalent production Set an all-time record for discretionary cash flow Recorded sequential Eagle Ford daily equivalent production and oil production growth for the 13th consecutive quarter Announced a significant acquisition adding a new core operating area and entry into the Permian Basin Continue to pursue bolt-on acquisitions that fit core areas and operating model *

Financial Update – John Hagale Higher net income and revenues for quarter due to increased production and higher liquids mix First quarter revenues reflect 56% from oil Continued operating cost improvement with 4% year-over-year decline in LOE and 17% sequential decline Increased borrowing base to $800 MM from $625 MM; $800 MM available under Credit Facility Raised over $1 billion in capital to fund acquisition and other corporate purposes *

* Pro Forma 2013 Guidance

Operational Update – John Clayton Spent $161 MM in first quarter 2013 capex; drilled 24 gross wells with 100% success rate and completed 17 (16 Eagle Ford) First quarter 2013 total production of 47.0 MBoe/d Oil 12.4 MBbls/d, NGLs 16.5 MBbls/d Operated five - six rigs, three in Gates Ranch, one in Karnes Trough, one at Briscoe Ranch, and one in Central Dimmit County area At quarter-end, 38 drilled wells yet to be completed 2013 Guidance (Pro Forma Acquisition) Reaffirmed capital estimate to range from $840 – $900 MM Reaffirmed annual production guidance to 51 – 55 MBoe/d Reaffirmed exit rate guidance at 56 – 60 MBoe/d *

2013 Guidance 00 Quarterly Production Performance 56 - 60 51 - 55 *

Eagle Ford Inventory +/- 885 net wells remaining as of 3/31/2013 * Includes L&E, Vivion and Light Ranch Karnes Trough area includes Dubose and Klotzman Denotes roughly 13,500 net acres in the liquids window of the play

Forward-Looking Statements and Terminology Used This presentation includes forward-looking statements, which give the Company's current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, such as expectations regarding drilling plans, including the acceleration thereof, production rates and guidance, resource potential, incremental transportation capacity, exit rate guidance, net present value, development plans, progress on infrastructure projects, exposures to weak natural gas prices, changes in the Company's liquidity, changes in acreage positions, expected expenses, expected capital expenditures, and projected debt balances. The assumptions of management and the future performance of the Company are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. There are risks and uncertainties associated with the Company’s recently announced acquisition of Permian Basin assets and with the financing associated with the transaction. There is risk that the Company will not be able to close the transaction and the Company will be required to pay off certain associated financing. Factors that could affect the Company's business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; the Company's ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the abilities of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in the Company's assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; availability and limitations of capacity in midstream marketing facilities, including processing plant and pipeline construction difficulties and operational upsets; climatic conditions; availability and cost of material, supplies, equipment and services; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of the Company's properties; the Company's ability to retain skilled personnel; diversion of management's attention from existing operations while pursuing acquisitions or dispositions; availability of capital; the strength and financial resources of the Company's competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions; industry trends; and other factors detailed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law. For filings reporting year-end 2012 reserves, the SEC permits the optional disclosure of probable and possible reserves.  The Company has elected not to report probable and possible reserves in its filings with the SEC.  We use the term “net risked resources” or “inventory” to describe the Company’s internal estimates of volumes of natural gas and oil that are not classified as proved reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques.  Estimates of unproved resources are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company.  Estimates of unproved resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates. *